Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES SECOND QUARTER 2023 FINANCIAL AND OPERATING RESULTS; INCREASES BASE DIVIDEND

Midland, TX (July 31, 2023) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the second quarter ended June 30, 2023.

SECOND QUARTER 2023 HIGHLIGHTS

•Average production of 263.1 MBO/d (449.9 MBOE/d)
•Net cash provided by operating activities of $1.51 billion; Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $1.26 billion
•Cash capital expenditures of $711 million
•Free Cash Flow (as defined and reconciled below) of $547 million
•Increasing annual base dividend by 5% to $3.36 per share; declared Q2 2023 base cash dividend of $0.84 per share payable on August 17, 2023; implies a 2.3% annualized yield based on July 28, 2023 closing share price of $145.64
•Repurchased 2,427,880 shares of common stock in Q2 2023 for $321 million (at a weighted average price of $132.21/share); repurchased 397,800 shares of common stock to date in Q3 2023 for $54 million, excluding excise tax (at a weighted average price of $136.40/share)
•Total Q2 2023 return of capital of $473 million from stock repurchases and the declared base dividend; represents ~86% of Q2 2023 Free Cash Flow (as defined and reconciled below)
•Repurchased $130 million in aggregate principal amount across Diamondback's 2026 and 2029 Senior Notes at an average cost of 95.5% of par (~$124 million)
•In July, completed divestiture of 43% equity ownership in the OMOG crude oil gathering system for gross proceeds of $225 million
•Since initiating our non-core asset sale program, have announced or closed transactions with $1.1 billion of gross proceeds, exceeding our 2023 target of $1.0 billion

OPERATIONS UPDATE

The tables below provide a summary of operating activity for the second quarter of 2023.

Total Activity (Gross Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	86	71
Delaware Basin	12	18
Total	98	89

Total Activity (Net Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	81	66
Delaware Basin	10	16
Total	91	82

During the second quarter of 2023, Diamondback drilled 86 gross wells in the Midland Basin and 12 gross wells in the Delaware Basin. The Company turned 71 operated wells to production in the Midland Basin and 18 gross wells in the Delaware Basin with an average lateral length of 10,967 feet. Operated completions during the second quarter consisted of 24 Lower Spraberry wells, 21 Wolfcamp A wells, 18 Wolfcamp B wells, 10 Jo Mill wells, seven Third Bone Spring wells, six Middle Spraberry wells, two Second Bone Spring wells and one Upper Spraberry well.

For the first half of 2023, Diamondback drilled 156 gross wells in the Midland Basin and 24 gross wells in the Delaware Basin. The Company turned 140 operated wells to production in the Midland Basin and 37 operated wells to production in the Delaware Basin. The average lateral length for wells completed during the first six months of 2023 was 10,889 feet, and consisted of 44 Wolfcamp A wells, 44 Lower Spraberry wells, 33 Wolfcamp B wells, 21 Jo Mill wells, 14 Third Bone Spring wells, 11 Middle Spraberry wells, eight Second Bone Spring wells, one Upper Spraberry well and one Barnett well.

FINANCIAL UPDATE

Diamondback's second quarter 2023 net income was $556 million, or $3.05 per diluted share. Adjusted net income (as defined and reconciled below) was $669 million, or $3.68 per diluted share.

Second quarter 2023 net cash provided by operating activities was $1.51 billion. Through the first half of 2023, Diamondback's net cash provided by operating activities was $2.94 billion.

During the second quarter of 2023, Diamondback spent $635 million on operated and non-operated drilling and completions, $46 million on infrastructure and environmental and $30 million on midstream, for total cash capital expenditures of $711 million. During the first half of 2023, Diamondback has spent $1.22 billion on operated and non-operated drilling and completions, $88 million on infrastructure and environmental and $65 million on midstream, for total cash capital expenditures of $1.37 billion.

Second quarter 2023 Consolidated Adjusted EBITDA (as defined and reconciled below) was $1.42 billion. Adjusted EBITDA net of non-controlling interest (as defined and reconciled below) was $1.35 billion.

Diamondback's second quarter 2023 Free Cash Flow (as defined and reconciled below) was $547 million. Through June 30, 2023, Diamondback's Free Cash Flow was $1.19 billion.

Second quarter 2023 average unhedged realized prices were $71.33 per barrel of oil, $0.94 per Mcf of natural gas and $16.42 per barrel of natural gas liquids ("NGLs"), resulting in a total equivalent unhedged realized price of $46.31 per BOE.

Diamondback's cash operating costs for the second quarter of 2023 were $10.66 per BOE, including lease operating expenses ("LOE") of $4.88 per BOE, cash general and administrative ("G&A") expenses of $0.51 per BOE, production and ad valorem taxes of $3.61 per BOE and gathering and transportation expenses of $1.66 per BOE.

As of June 30, 2023, Diamondback had $5 million in standalone cash and $343 million of borrowings outstanding under its revolving credit facility, with approximately $1.26 billion available for future borrowing under the facility and approximately $1.26 billion of total liquidity. As of June 30, 2023, the Company had consolidated total debt and net debt, in each case of approximately $6.7 billion, down from consolidated total debt and net debt, in each case of approximately $7.1 billion as of March 31, 2023. Effective in June 2023, the maturity date of Diamondback's revolving credit facility was extended from June 2, 2027 to June 2, 2028.

Including proceeds from the recently completed or signed asset sales, on a pro forma basis Diamondback had approximately $1.6 billion of total liquidity with consolidated net debt of approximately $6.4 billion at June 30, 2023.

DIVIDEND DECLARATIONS

Diamondback announced today that the Company's Board of Directors declared a base cash dividend of $0.84 per common share for the second quarter of 2023 payable on August 17, 2023, to stockholders of record at the close of business on August 10, 2023.

Future base and variable dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

COMMON STOCK REPURCHASE PROGRAM

On September 15, 2021 the Board of Directors of Diamondback authorized the Company to acquire up to $2.0 billion of common stock. On July 28, 2022, Diamondback's Board of Directors approved increasing total authorized common stock repurchases to $4.0 billion. During the second quarter of 2023, Diamondback repurchased 2,427,880 shares of common stock at an average share price of $132.21 for a total cost of approximately $321 million, excluding excise tax. To date, Diamondback has repurchased 18,176,932 shares of common stock at an average share price of $122.99 for a total cost of approximately $2.2 billion. Diamondback intends to purchase common stock under the common stock repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. This repurchase program has no time limit and may be suspended from time to time, modified, extended or discontinued by the Board at any time. Purchases under the repurchase program may be made from time to time in privately negotiated transactions or open market transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable legal requirements and other factors. Any common stock purchased as part of this program will be retired.

FULL YEAR 2023 GUIDANCE

Below is Diamondback's guidance for the full year 2023, which includes third quarter production, cash tax and capital guidance. The Company is raising the midpoints of both total and net oil production for the full year 2023 due to production outperformance year-to-date as well as narrowing unit costs, capital expenditures and activity levels due to increased confidence in its forward outlook.

	2023 Guidance	2023 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Net production - MBOE/d	435 - 445 (from 430 - 440)	36.50 - 37.50
Oil production - MBO/d	260 - 262 (from 256 - 262)	21.00 - 21.50
Q3 2023 oil production - MBO/d (total - MBOE/d)	262 - 265 (440 - 445)	21.75 - 22.25 (37.50 - 38.50)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$4.90 - $5.40 (from $5.00 - $5.50)
G&A
Cash G&A	$0.60 - $0.75 (from $0.65 - $0.80)	$0.60 - $0.80
Non-cash equity-based compensation	$0.35 - $0.45 (from $0.40 - $0.50)	$0.10 - $0.20
DD&A	$10.00 - $10.75 (from $9.25 - $10.25)	$9.75 - $10.75
Interest expense (net of interest income)	$1.20 - $1.30 (from $1.30 - $1.40)	$3.00 - $3.25
Gathering and transportation	$1.80 - $2.00

Production and ad valorem taxes (% of revenue)	~8% (from 7% - 8%)	~8%
Corporate tax rate (% of pre-tax income)	23%	20% - 22%
Cash tax rate (% of pre-tax income)	10% - 15%
Q3 2023 Cash taxes ($ - million)	$140 - $180	$8.0 - $12.0

Capital Budget ($ - million)
Drilling, completion, capital workovers, and non-operated properties	$2,330 - $2,365 (from $2,250 - $2,410)
Midstream (ex. equity method investments)	$100 - $120 (from $80 - $100)
Infrastructure and environmental	$170 - $190
2023 Capital expenditures	$2,600 - $2,675 (from $2,500 - $2,700)
Q3 2023 Capital expenditures	$650 - $700

Gross horizontal wells drilled (net)	335 - 350 (302 - 315) (from 325 - 345 (293 - 311))
Gross horizontal wells completed (net)	330 - 345 (305 - 320) (from 330 - 350 (297 - 315))
Average lateral length (Ft.)	~10,800' (from ~10,500')
FY 2023 Midland Basin well costs per lateral foot	$620 - $680
FY 2023 Delaware Basin well costs per lateral foot	$900 - $1,000
Midland Basin net lateral feet (%)	~85%
Delaware Basin net lateral feet (%)	~15%

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the second quarter of 2023 on Tuesday, August 1, 2023 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases, and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine on the global energy markets and geopolitical stability; instability in the financial sector; concerns over a potential economic slowdown or recession; inflationary pressures; rising interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change and the risks and other factors disclosed in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this news release. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$18	$157
Restricted cash	3	7
Accounts receivable:
Joint interest and other, net	143	104
Oil and natural gas sales, net	544	618
Inventories	66	67
Derivative instruments	7	132
Income tax receivable	120	284
Prepaid expenses and other current assets	17	23
Total current assets	918	1,392
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($8,558 million and $8,355 million excluded from amortization at June 30, 2023 and December 31, 2022, respectively)	39,948	37,122
Other property, equipment and land	755	1,481
Accumulated depletion, depreciation, amortization and impairment	(15,558)	(14,844)
Property and equipment, net	25,145	23,759
Funds held in escrow	—	119
Equity method investments	587	566
Assets held for sale	742	158
Derivative instruments	1	23
Deferred income taxes, net	60	64
Investment in real estate, net	85	86
Other assets	49	42
Total assets	$27,587	$26,209
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$249	$127
Accrued capital expenditures	558	480
Current maturities of long-term debt	—	10
Other accrued liabilities	454	399
Revenues and royalties payable	729	619
Derivative instruments	118	47
Income taxes payable	15	34
Total current liabilities	2,123	1,716
Long-term debt	6,543	6,238
Derivative instruments	175	148
Asset retirement obligations	286	336
Deferred income taxes	2,233	2,069
Other long-term liabilities	15	12
Total liabilities	11,375	10,519
Stockholders’ equity:
Common stock, $0.01 par value; 400,000,000 shares authorized; 179,221,318 and 179,840,797 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	14,187	14,213
Retained earnings (accumulated deficit)	1,372	801
Accumulated other comprehensive income (loss)	(7)	(7)
Total Diamondback Energy, Inc. stockholders’ equity	15,554	15,009
Non-controlling interest	658	681
Total equity	16,212	15,690
Total liabilities and equity	$27,587	$26,209

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Oil, natural gas and natural gas liquid sales	$1,896	$2,752	$3,798	$5,141
Other operating income	23	16	46	35
Total revenues	1,919	2,768	3,844	5,176
Costs and expenses:
Lease operating expenses	200	159	392	308
Production and ad valorem taxes	148	178	303	339
Gathering and transportation	68	61	136	120
Depreciation, depletion, amortization and accretion	432	330	835	643
General and administrative expenses	37	39	77	75
Merger and integration expense	2	—	10	—
Other operating expenses	32	23	66	53
Total costs and expenses	919	790	1,819	1,538
Income (loss) from operations	1,000	1,978	2,025	3,638
Other income (expense):
Interest expense, net	(51)	(39)	(97)	(79)
Other income (expense), net	(21)	1	32	2
Gain (loss) on derivative instruments, net	(189)	(101)	(282)	(653)
Gain (loss) on extinguishment of debt	(4)	(4)	(4)	(58)
Income (loss) from equity investments	16	28	30	37
Total other income (expense), net	(249)	(115)	(321)	(751)
Income (loss) before income taxes	751	1,863	1,704	2,887
Provision for (benefit from) income taxes	165	402	372	623
Net income (loss)	586	1,461	1,332	2,264
Net income (loss) attributable to non-controlling interest	30	45	64	69
Net income (loss) attributable to Diamondback Energy, Inc.	$556	$1,416	$1,268	$2,195

Earnings (loss) per common share:
Basic	$3.05	$7.93	$6.95	$12.28
Diluted	$3.05	$7.93	$6.95	$12.28
Weighted average common shares outstanding:
Basic	180,373	176,570	181,176	177,064
Diluted	180,373	176,572	181,176	177,066
Dividends declared per share	$0.84	$3.05	$1.67	$6.10

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$586	$1,461	$1,332	$2,264
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	78	184	175	273
Depreciation, depletion, amortization and accretion	432	330	835	643
(Gain) loss on extinguishment of debt	4	4	4	58
(Gain) loss on derivative instruments, net	189	101	282	653
Cash received (paid) on settlement of derivative instruments	(39)	(300)	(38)	(720)
(Income) loss from equity investment	(16)	(28)	(30)	(37)
Equity-based compensation expense	16	13	27	28
Other	8	22	(26)	36
Changes in operating assets and liabilities:
Accounts receivable	74	23	38	(380)
Income tax receivable	69	—	164	1
Prepaid expenses and other	13	13	13	15
Accounts payable and accrued liabilities	100	(8)	74	(21)
Income tax payable	(36)	(146)	(19)	(14)
Revenues and royalties payable	26	38	86	163
Other	9	—	21	(3)
Net cash provided by (used in) operating activities	1,513	1,707	2,938	2,959
Cash flows from investing activities:
Drilling, completions and infrastructure additions to oil and natural gas properties	(681)	(445)	(1,303)	(863)
Additions to midstream assets	(30)	(23)	(65)	(42)
Property acquisitions	(145)	(85)	(1,025)	(369)
Proceeds from sale of assets	268	37	532	72
Other	(7)	—	(13)	(30)
Net cash provided by (used in) investing activities	(595)	(516)	(1,874)	(1,232)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities	1,755	1,500	3,451	1,579
Repayments under credit facilities	(2,047)	(1,463)	(3,036)	(1,563)
Proceeds from senior notes	—	—	—	750
Repayment of senior notes	(134)	(365)	(134)	(1,865)
Proceeds from (repayments to) joint venture	—	(22)	—	(17)
Premium on extinguishment of debt	—	(2)	—	(49)
Repurchased shares under buyback program	(321)	(303)	(653)	(310)
Repurchased units under buyback program	(23)	(29)	(57)	(71)
Dividends paid to stockholders	(150)	(541)	(692)	(648)
Distributions to non-controlling interest	(25)	(63)	(59)	(110)
Other	(5)	(11)	(27)	(36)
Net cash provided by (used in) financing activities	(950)	(1,299)	(1,207)	(2,340)
Net increase (decrease) in cash and cash equivalents	(32)	(108)	(143)	(613)
Cash, cash equivalents and restricted cash at beginning of period	53	167	164	672
Cash, cash equivalents and restricted cash at end of period	$21	$59	$21	$59

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023	Three Months Ended June 30, 2022
Production Data:
Oil (MBbls)	23,946	22,624	20,120
Natural gas (MMcf)	50,809	47,388	42,912
Natural gas liquids (MBbls)	8,528	7,730	7,349
Combined volumes (MBOE)(1)	40,942	38,252	34,621

Daily oil volumes (BO/d)	263,143	251,378	221,099
Daily combined volumes (BOE/d)	449,912	425,022	380,451

Average Prices:
Oil ($ per Bbl)	$71.33	$73.11	$108.80
Natural gas ($ per Mcf)	$0.94	$1.46	$6.15
Natural gas liquids ($ per Bbl)	$16.42	$23.16	$40.69
Combined ($ per BOE)	$46.31	$49.72	$79.49

Oil, hedged ($ per Bbl)(2)	$70.41	$72.05	$97.32
Natural gas, hedged ($ per Mcf)(2)	$1.08	$1.96	$4.40
Natural gas liquids, hedged ($ per Bbl)(2)	$16.42	$23.16	$40.69
Average price, hedged ($ per BOE)(2)	$45.94	$49.72	$70.65

Average Costs per BOE:
Lease operating expenses	$4.88	$5.02	$4.59
Production and ad valorem taxes	3.61	4.05	5.14
Gathering and transportation expense	1.66	1.78	1.76
General and administrative - cash component	0.51	0.76	0.75
Total operating expense - cash	$10.66	$11.61	$12.24

General and administrative - non-cash component	$0.39	$0.29	$0.38
Depreciation, depletion, amortization and accretion per BOE	$10.55	$10.54	$9.53
Interest expense, net	$1.25	$1.20	$1.13
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and integration expense, other non-cash transactions and provision for (benefit from) income taxes, if any. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023	Three Months Ended June 30, 2022
Net income (loss) attributable to Diamondback Energy, Inc.	$556	$712	$1,416
Net income (loss) attributable to non-controlling interest	30	34	45
Net income (loss)	586	746	1,461
Non-cash (gain) loss on derivative instruments, net	150	94	(199)
Interest expense, net	51	46	39
Depreciation, depletion, amortization and accretion	432	403	330
Depreciation and interest expense related to equity method investments	16	18	16
(Gain) loss on extinguishment of debt	4	—	4
Non-cash equity-based compensation expense	22	16	19
Capitalized equity-based compensation expense	(6)	(5)	(6)
Merger and integration expenses	2	8	—
Other non-cash transactions(1)	(6)	(46)	1
Provision for (benefit from) income taxes	165	207	402
Consolidated Adjusted EBITDA	1,416	1,487	2,067
Less: Adjustment for non-controlling interest	63	67	75
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$1,353	$1,420	$1,992
(1) The three months ended March 31, 2023 includes a gain on sale of the Company's 10% non-operating equity investment in Gray Oak of approximately $53 million.

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, merger and integration expense; other non-cash transactions and related income tax adjustments, if any. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended June 30, 2023
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$556	$3.05
Net income (loss) attributable to non-controlling interest	30	0.17
Net income (loss)(1)	586	3.22
Non-cash (gain) loss on derivative instruments, net	150	0.83
(Gain) loss on extinguishment of debt	4	0.02
Merger and integration expense	2	0.01
Other non-cash transactions	(6)	(0.03)
Adjusted net income excluding above items(1)	736	4.05
Income tax adjustment for above items	(33)	(0.18)
Adjusted net income(1)	703	3.87
Less: Adjusted net income attributable to non-controlling interest	34	0.19
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$669	$3.68

Weighted average common shares outstanding:
Basic		180,373
Diluted		180,373
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) plus the reallocation of $5 million in earnings attributable to participating securities, divided by (iii) diluted weighted average common shares outstanding.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES, FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure representing net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because adjusted operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a non-GAAP financial measure, is cash flow from operating activities before changes in working capital in excess of cash capital expenditures. Adjusted Free Cash Flow, which is a non-GAAP financial measure, is Free Cash Flow adjusted for early termination of commodity derivative contracts. The Company believes that Free Cash Flow and Adjusted Free Cash Flow are useful to investors as they provide measures to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis as adjusted for non-recurring early settlements of commodity derivative contracts. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes, Free Cash Flow and Adjusted Free Cash Flow may not be comparable to other similarly titled measures of other companies. The Company uses Free Cash Flow to reduce debt, as well as return capital to stockholders as determined by the Board of Directors.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measure of Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes, Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$1,513	$1,707	$2,938	$2,959
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	74	23	38	(380)
Income tax receivable	69	—	164	1
Prepaid expenses and other	13	13	13	15
Accounts payable and accrued liabilities	100	(8)	74	(21)
Income tax payable	(36)	(146)	(19)	(14)
Revenues and royalties payable	26	38	86	163
Other	9	—	21	(3)
Total working capital changes	255	(80)	377	(239)
Operating cash flow before working capital changes	1,258	1,787	2,561	3,198
Drilling, completions and infrastructure additions to oil and natural gas properties	(681)	(445)	(1,303)	(863)
Additions to midstream assets	(30)	(23)	(65)	(42)
Total Cash CAPEX	(711)	(468)	(1,368)	(905)
Free Cash Flow	547	1,319	1,193	2,293
Early termination of derivatives	—	—	—	135
Adjusted Free Cash Flow	$547	$1,319	$1,193	$2,428

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	June 30, 2023	Net Q2 Principal Borrowings/(Repayments)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(in millions)
Diamondback Energy, Inc.(1)	$6,040	$(386)	$6,426	$5,837	$4,340	$4,206
Viper Energy Partners LP(1)	654	(46)	700	582	675	680
Rattler Midstream LP(1)	—	—	—	—	500	732
Total debt	6,694	$(432)	7,126	6,419	5,515	5,618
Cash and cash equivalents	(18)		(46)	(157)	(27)	(43)
Net debt	$6,676		$7,080	$6,262	$5,488	$5,575
(1)    Excludes debt issuance costs, discounts, premiums and fair value hedges.

DERIVATIVES

As of July 28, 2023, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper Energy Partners LP. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2025
Long Puts - WTI (Cushing)	12,000	12,000	4,000	—	—	—	—
Long Put Price ($/Bbl)	$55.00	$55.00	$55.00	—	—	—	—
Deferred Premium ($/Bbl)	$-1.80	$-1.85	$-1.77	—	—	—	—
Long Puts - WTI (Magellan East Houston)	32,000	28,000	14,000	4,000	—	—	—
Long Put Price ($/Bbl)	$55.00	$55.00	$55.00	$55.00	—	—	—
Deferred Premium ($/Bbl)	$-1.68	$-1.67	$-1.76	$-1.75	—	—	—
Long Puts - Crude Brent Oil	113,000	110,000	80,000	40,000	6,000	—	—
Long Put Price ($/Bbl)	$54.69	$55.00	$55.00	$55.00	$55.00	—	—
Deferred Premium ($/Bbl)	$-1.65	$-1.59	$-1.59	$-1.60	$-1.57	—	—
Basis Swaps - WTI (Midland)	24,000	24,000	4,000	4,000	4,000	4,000	—
	$0.90	$0.90	$1.27	$1.27	$1.27	$1.27	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2025
Costless Collars - Henry Hub	310,000	310,000	200,000	200,000	200,000	200,000	—
Long Put Price ($/Mmbtu)	$3.18	$3.18	$3.00	$3.00	$3.00	$3.00	—
Ceiling Price ($/Mmbtu)	$9.22	$9.22	$8.42	$8.42	$8.42	$8.42	—
Natural Gas Basis Swaps - Waha Hub	330,000	330,000	380,000	380,000	380,000	380,000	130,000
	$-1.24	$-1.24	$-1.18	$-1.18	$-1.18	$-1.18	$-0.75

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com